Exhibit 99.1

WisdomTree Announces Preliminary Voting Results of its 2023 Annual Meeting of Stockholders

Stockholders elect five of six WisdomTree nominees

Voters decisively reject Graham Tuckwell

NEW YORK, June 16, 2023 – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today announced the preliminary voting results of its 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”). Based on the preliminary vote count provided by the Company’s proxy solicitor, stockholders have elected five of WisdomTree’s six nominees – Lynn S. Blake, Daniela Mielke, Shamla Naidoo, Win Neuger, and Jonathan Steinberg – to the Company’s Board of Directors (“Board”). Stockholders have also elected one of the three nominees proposed by ETFS Capital Limited (“ETFS Capital”), Tonia Pankopf, while rejecting Bruce Aust and Graham Tuckwell.

Jonathan Steinberg, Chief Executive Officer of WisdomTree, said, “Our Board and management team have spent significant time over the past several months engaging with our stockholders to discuss WisdomTree’s strategy for driving stockholder value. WisdomTree’s business has never been stronger, and we are well positioned to continue on our growth trajectory and execute on our long-term vision. Through their votes, stockholders have provided ETFS Capital with Board representation proportionate to its investment in WisdomTree, while decisively rejecting Graham Tuckwell as a director.

“As a company, and as individuals, we are immensely thankful to Frank Salerno for his years of dedication and service to WisdomTree. Our growth, our success, and above all our healthy, respectful culture is a direct result of his expertise, experience, and deep personal commitment to this Company. He has made an incalculable impact on WisdomTree, and as we welcome Shamla Naidoo and Tonia Pankopf to our Board, we will strive to meet the high standard Frank has set. As Deborah Fuhr concludes her service with us, we would also like to thank her for her contributions to the WisdomTree Board.”

Preliminary results also indicate that WisdomTree stockholders voted FOR the Company’s proposals on say-on-pay and the ratification of the stockholder rights agreement and the Company’s accountant.

The preliminary vote count is subject to certification by the independent inspector of elections. Final voting results of the 2023 Annual Meeting will be made available in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”). Final results will also be made available on WisdomTree’s investor relations website.

Advisors

BofA Securities is serving as financial advisor, and Goodwin Procter LLP is serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $94.2 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree has nominated, the effectiveness of WisdomTree’s board refreshment process in identifying candidates with the set of skills to oversee WisdomTree’s strategy, the ability of the candidates proposed by Mr. Tuckwell to enhance WisdomTree’s board or enhance its strategy, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value and growth, including with respect to its ability to successfully implement its strategy relating to WisdomTree Prime™, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 28, 2023, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Disclaimer

WisdomTree has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Jonathan Salzberger / Scott Winter

+1.212.750.5833

jsalzberger@innisfreema.com / swinter@innisfreema.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

or

H/Advisors Abernathy

Jeremy Jacobs / Dana Gorman

+1.202.774.5600 / +1.212.371.5999

jeremy.jacobs@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update

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